EXHIBIT 99.2

           CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                        AS ADOPTED PURSUANT TO
             SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Concepts Direct, Inc. (the "Company") Quarterly Report on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Zaid H. Haddad, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1).  The Report fully complies with the requirements of Section
      13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  March 28, 2003                  By: /s/ Zaid H. Haddad
                                       Zaid H. Haddad
                                       Chief Financial Officer

A signed original of this written statement required by Section
906 has been provided to Concepts Direct, Inc. and will be retained by Concepts Direct, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.